UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2018

PerkinElmer, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-05075	04-2052042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

940 Winter Street, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 663-6900

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture

On April 11, 2018, PerkinElmer, Inc., a Massachusetts corporation (the “Company”), issued €300,000,000 aggregate principal amount of 0.600% Senior Notes due 2021 (the “Notes”) in a public offering pursuant to a registration statement on Form S-3 (File No. 333-210279) and a base prospectus and a prospectus supplement related to the offering of the Notes (the “Offering”), each as previously filed with the Securities and Exchange Commission (the “SEC”). The Notes were issued under an indenture, dated as of October 25, 2011 (the “Base Indenture”) by and between the Company and U.S. Bank National Association (the “Trustee”), as supplemented by the Fourth Supplemental Indenture, dated as of April 11, 2018 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) among the Company, the Trustee and Elavon Financial Services DAC, UK Branch, as paying agent (the “London Paying Agent”), and are subject to the Paying Agency Agreement, dated as of April 11, 2018, by and between the Company, the Trustee, the London Paying Agent and U.S. Bank National Association, as transfer agent and registrar (the “Paying Agency Agreement”). The sale of the Notes was made pursuant to the terms of an Underwriting Agreement (the “Underwriting Agreement”), dated as of April 4, 2018, between the Company and J.P. Morgan Securities plc, as representative of the several underwriters named in the Underwriting Agreement.

The Notes will mature on April 9, 2021. The Notes will bear interest at the rate of 0.600% per annum, which will be paid annually in arrears on each April 9, commencing on April 9, 2019, to holders of record on the preceding March 25.

The Notes have been approved for listing on the New York Stock Exchange. Upon such listing, the Company will use commercially reasonable best efforts to maintain such listing and satisfy the requirements for such continued listing as long as the Notes are outstanding.

Prior to the maturity date of the Notes, the Company may redeem the Notes in whole at any time or in part from time to time, at its option, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued but unpaid as of the date of redemption) discounted at the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)), at the applicable Comparable Government Bond Rate (as defined in the Indenture) plus 15 basis points; plus, in each case, accrued and unpaid interest, if any, to, but excluding, the date of redemption.

Upon the occurrence of a Change of Control Repurchase Event (as defined in the Indenture) of the Company, the Company will, in certain circumstances, make an offer to repurchase the Notes at a price equal to 101% of their principal amount plus any accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

The Notes are general unsecured obligations of the Company that are effectively subordinated in right of payment to all existing and future secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness, and effectively subordinated to all existing and any future liabilities of its subsidiaries, including trade payables; rank equal in right of payment with all existing and any future unsecured and unsubordinated indebtedness of the Company; and rank senior in right of payment to any future subordinated indebtedness of the Company that is from time to time outstanding.

The Indenture contains limited affirmative and negative covenants of the Company. The negative covenants restrict the ability of the Company and its subsidiaries to create, incur or assume debt secured by liens on its Principal Property (as defined in the Indenture) or to engage in sale and lease back transactions to the extent that the property subject to the sale and leaseback transaction is a Principal Property.

Upon the occurrence of an event of default under the Indenture, which includes payment defaults, defaults in the performance of affirmative and negative covenants, bankruptcy and insolvency related defaults and failure to pay certain indebtedness, the obligations of the Company under the Notes may be accelerated, in which case the entire principal amount of the Notes may become immediately due and payable.

The Company expects that the net proceeds from the sale of the Notes will be approximately €297.4 million after deducting the underwriting discount and estimated offering expenses. The Company intends to use the net proceeds of the Offering to repay all of the $200 million principal amount outstanding under the Company’s term loan facility plus accrued and unpaid interest and to repay approximately $166.4 million principal amount outstanding under the Company’s revolving credit facility, in each case which borrowings were incurred to pay a portion of the purchase price of the Company’s acquisition of EUROIMMUN Medizinische Labordiagnostika AG. To the extent that any net proceeds of the Offering remain, the Company intends to use such proceeds for general corporate purposes.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, has issued an opinion to the Company, dated April 11, 2018, regarding the legality of the Notes. A copy of the opinion as to legality is filed as Exhibit 5.1 hereto.

The foregoing description of certain of the terms of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, which was filed with the SEC on October 27, 2011 as Exhibit 99.1 to the Company’s Current Report on Form 8-K, the Supplemental Indenture, which is filed with this report as Exhibit 4.2, the Paying Agency Agreement, which is filed with this report as Exhibit 4.3, and the Form of Note (included in Exhibit 4.2), all of which are incorporated herein by reference. The foregoing description of certain terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed with this report as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 4, 2018, among the Company and J.P. Morgan Securities plc, as representative of the several underwriters named in the Underwriting Agreement.

4.1	Indenture, dated as of October 25, 2011, between the Company and U.S. Bank National Association (incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 27, 2011 (File No. 001-05075)).

4.2	Fourth Supplemental Indenture, dated as of April 11, 2018, among the Company, U.S. Bank National Association, as trustee, and Elavon Financial Services DAC, UK Branch, as paying agent (including the form of note contained therein).

4.3	Paying Agency Agreement, dated as of April 11, 2018, between the Company, U.S. Bank National Association, as trustee, transfer agent and registrar, and Elavon Financial Services DAC, UK Branch, as paying agent.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERKINELMER, INC.

Date: April 11, 2018	By:	/s/ John L. Healy
John L. Healy Vice President and Associate General Counsel